Net1 UEPS Technologies, Inc. receives Nasdaq notice regarding late Form 10-K filing

JOHANNESBURG, October 3, 2019 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS, JSE: NT1) ("Net1" or the "Company") today announced that on October 1, 2019, it received a delinquency notification letter from the Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), because it had not timely filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the "Form 10-K"). The Nasdaq notice has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Global Select Market.

As announced in a press release on October 1, 2019, the Company is experiencing a temporary delay in the filing of its Form 10-K to assess the potential impact on the Company's financial statements of the ruling made by the Supreme Court of Appeal of South Africa on September 30, 2019 requiring the Company to repay certain implementation costs paid to the Company by SASSA in 2014.

Nasdaq has informed the Company that it must submit a plan of compliance (the "Plan") within 60 calendar days, or December 2, 2019, addressing how it intends to regain compliance with Nasdaq's listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date, or until March 30, 2020, to regain compliance. The Company intends to file its Form 10-K as soon as practicable and, in any event, within the 60-day period referenced above, and thereby regain compliance with the Nasdaq continued listing requirements and eliminate the need for the Company to submit a Plan.

About Net1 (www.net1.com)

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance and through DNI is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding the plans, intentions or expectations of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause or contribute to such differences include, but are not limited to: the impact of the ruling on the Company's financial statements, the timing of the finalization of the Company's financial statements and filing of the Form 10-K, the impact of the delinquent filing on the Company's share price, the ability of the Company to meet the continued listing requirements of Nasdaq, as well as other factors, many of which are beyond the Company's control, included in the Company's reports filed with the Securities and Exchange Commission, particularly in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

SVP, Business Director - BCW

Phone: +27-82-610-0650

Email: bridget.vonholdt@bcw-global.com